			Exhibit (iii)

Fidelity Bond Premium Allocations

	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Asian Small Companies Portfolio	141.5	0.14%	$293.69
Boston Income Portfolio	2,820.9	2.84%	$5,957.76
Build America Bond Portfolio	53.1	0.05%	$104.89
Global Dividend Income Portfolio	424.9	0.43%	$902.06
Eaton Vance California Municipal Income Trust	155.5	0.16%	$335.65
Eaton Vance Enhanced Equity Income Fund	518.9	0.52%	$1,090.86
Eaton Vance Enhanced Equity Income Fund II	599.3	0.60%	$1,258.68
Eaton Vance California Municipal Bond Fund	467.7	0.47%	$985.97
Eaton Vance California Municipal Bond Fund II	82.1	0.08%	$167.82
Eaton Vance Massachusetts Municipal Bond Fund	41.3	0.04%	$83.91
Eaton Vance Michigan Municipal Bond Fund	35.2	0.04%	$83.91
Eaton Vance Municipal Bond Fund	1,501.1	1.51%	$3,167.68
Eaton Vance Municipal Bond Fund II	213.8	0.22%	$461.52
Eaton Vance New Jersey Municipal Bond Fund	59.5	0.06%	$125.87
Eaton Vance New York Municipal Bond Fund	357.1	0.36%	$755.21
Eaton Vance New York Municipal Bond Fund II	56.7	0.06%	$125.87
Eaton Vance Ohio Municipal Bond Fund	50.5	0.05%	$104.89
Eaton Vance Pennsylvania Municipal Bond Fund	66.1	0.07%	$146.85
Eaton Vance Limited Duration Income Fund	2,822.0	2.85%	$5,978.74
Eaton Vance Massachusetts Municipal Income Trust	62.2	0.06%	$125.87
Eaton Vance Michigan Municipal Income Trust	46.6	0.05%	$104.89
Eaton Vance Municipal Income Trust	439.1	0.44%	$923.03
Eaton Vance National Municipal Opportunities Trust	385.2	0.39%	$818.14
Eaton Vance New Jersey Municipal Income Trust	103.9	0.10%	$209.78
Eaton Vance New York Municipal Income Trust	120.6	0.12%	$251.74
Eaton Vance Ohio Municipal Income Trust	63.7	0.06%	$125.87
Eaton Vance Pennsylvania Municipal Income Trust	60.8	0.06%	$125.87
Eaton Vance Risk-Managed Diversified Equity Income Fund	1,061.4	1.07%	$2,244.65
Eaton Vance Short Duration Diversified Income Fund	343.9	0.35%	$734.23
Eaton Vance Senior Floating-Rate Trust	777.6	0.78%	$1,636.29
Eaton Vance Senior Income Trust	385.2	0.39%	$818.14
Eaton Vance Tax-Advantaged Dividend Income Fund	1,599.6	1.61%	$3,377.46

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	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Eaton Vance Floating-Rate Income Trust	884.3	0.89%	$1,867.05
Eaton Vance Tax-Advantaged Bond and Option Strategies Fund	195.6	0.20%	$419.56
Eaton Vance Tax-Advantaged Global Dividend Income Fund	1,463.1	1.48%	$3,104.75
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	399.8	0.40%	$839.12
Eaton Vance Tax-Managed Emerging Markets Fund	2,367.9	2.39%	$5,013.75
Eaton Vance Tax-Managed Buy-Write Income Fund	360.4	0.36%	$755.21
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	871.7	0.88%	$1,846.07
Eaton Vance Tax-Managed Diversified Equity Income Fund	1,837.8	1.85%	$3,880.94
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	1,386.1	1.40%	$2,936.93
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	3,494.6	3.52%	$7,384.27
Emerging Markets Local Income Portfolio	297.9	0.30%	$629.34
Floating Rate Portfolio	6,186.6	6.24%	$13,090.30
Global Growth Portfolio	49.1	0.05%	$104.89
Global Macro Absolute Return Advantage Portfolio	141.8	0.14%	$293.69
Global Opportunities Portfolio	397.6	0.40%	$839.12
Government Obligations Portfolio	1,186.4	1.20%	$2,517.36
Greater China Growth Portfolio	256.4	0.26%	$545.43
Inflation-Linked Securities Portfolio	18.9	0.02%	$41.96
Multi-Cap Growth Portfolio	148.2	0.15%	$314.67
High Income Opportunities Portfolio	827.5	0.83%	$1,741.18
International Equity Portfolio	33.3	0.03%	$62.93
International Income Portfolio	165.3	0.17%	$356.63
Investment Grade Income Portfolio	147.6	0.15%	$314.67
Investment Portfolio	531.9	0.54%	$1,132.81
Large-Cap Core Research Portfolio	203.0	0.20%	$419.56
Large-Cap Growth Portfolio	178.4	0.18%	$377.60
Focused Growth Portfolio	30.4	0.03%	$62.93
Large-Cap Value Portfolio	16,298.3	16.49%	$34,592.81
Multi-Sector Option Strategy Portfolio	93.0	0.09%	$188.80
Senior Debt Portfolio	1,683.5	1.70%	$3,566.27
Small-Cap Portfolio	169.6	0.17%	$356.63
SMID-Cap Portfolio	584.2	0.59%	$1,237.70
Greater India Portfolio	861.6	0.87%	$1,825.09
Special Equities Portfolio	62.6	0.06%	$125.87
Global Macro Portfolio	8,809.8	8.88%	$18,628.50

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	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
Tax-Managed Growth Portfolio	8,745.3	8.82%	$18,502.63
Tax-Managed International Equity Portfolio	179.4	0.18%	$377.60
Tax-Managed Mid-Cap Core Portfolio	77.2	0.08%	$167.82
Tax-Managed Multi-Cap Growth Portfolio	120.2	0.12%	$251.74
Tax-Managed Small-Cap Portfolio	167.4	0.17%	$356.63
Tax-Managed Small-Cap Value Portfolio	71.5	0.07%	$146.85
Tax-Managed Value Portfolio	2,007.7	2.02%	$4,237.56
Dividend Builder Portfolio	1,311.9	1.32%	$2,769.10
Worldwide Health Sciences Portfolio	1,121.1	1.13%	$2,370.52
Alabama Municipal Income Fund	59.9	0.06%	$125.87
Arizona Municipal Income Fund	95.3	0.10%	$209.78
Arkansas Municipal Income Fund	72.7	0.07%	$146.85
California Municipal Income Fund	204.0	0.21%	$440.54
Colorado Municipal Income Fund	34.3	0.03%	$62.93
Connecticut Municipal Income Fund	132.1	0.13%	$272.71
Georgia Municipal Income Fund	81.5	0.08%	$167.82
Kentucky Municipal Income Fund	54.0	0.05%	$104.89
Louisiana Municipal Income Fund	38.1	0.04%	$83.91
Maryland Municipal Income Fund	101.4	0.10%	$209.78
Massachusetts Municipal Income Fund	234.8	0.24%	$503.47
Michigan Municipal Income Fund	50.1	0.05%	$104.89
Minnesota Municipal Income Fund	111.4	0.11%	$230.76
Missouri Municipal Income Fund	104.2	0.11%	$230.76
National Municipal Income Fund	5,915.5	5.97%	$12,523.89
New Jersey Municipal Income Fund	254.6	0.26%	$545.43
New York Municipal Income Fund	375.7	0.38%	$797.17
North Carolina Municipal Income Fund	123.6	0.12%	$251.74
Ohio Municipal Income Fund	276.8	0.28%	$587.39
Oregon Municipal Income Fund	157.7	0.16%	$335.65
Pennsylvania Municipal Income Fund	308.5	0.31%	$650.32
Rhode Island Municipal Income Fund	48.6	0.05%	$104.89
South Carolina Municipal Income Fund	180.8	0.18%	$377.60
Tennessee Municipal Income Fund	59.3	0.06%	$125.87
Virginia Municipal Income Fund	137.3	0.14%	$293.69
AMT-Free Limited Maturity Municipal Income Fund	78.3	0.08%	$167.82

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	Gross Assets
	(in millions	Percentage	Premium
	000,000 omitted)	Allocation	Allocation
California Limited Maturity Municipal Income Fund	25.0	0.03%	$62.93
Massachusetts Limited Maturity Municipal Income Fund	65.5	0.07%	$146.85
National Limited Maturity Municipal Income Fund	713.1	0.72%	$1,510.42
New Jersey Limited Maturity Municipal Income Fund	50.2	0.05%	$104.89
New York Limited Maturity Municipal Income Fund	106.8	0.11%	$230.76
Pennsylvania Limited Maturity Municipal Income Fund	67.5	0.07%	$146.85
Insured Municipal Income Fund	65.2	0.07%	$146.85
High Yield Municipal Income Fund	746.8	0.75%	$1,573.35
Eaton Vance Tax-Advantaged Bond Strategies Short Term Fund	902.0	0.91%	$1,909.00
Eaton Vance Tax-Advantaged Bond Strategies Intermediate Term Fund	51.7	0.05%	$104.89
Eaton Vance Tax-Advantaged Bond Strategies Long Term Fund	2.1	0.00%	$0.00
Kansas Municipal Income Fund	32.8	0.03%	$62.93
Eaton Vance AMT-Free Municipal Income Fund	715.7	0.72%	$1,510.42
Eaton Vance Structured Emerging Markets Fund	1,738.6	1.75%	$3,671.16
Eaton Vance Structured International Equity Fund	29.3	0.03%	$62.93
Eaton Vance Tax Free Reserves	60.8	0.06%	$125.87
Eaton Vance Tax-Managed Global Dividend Income Fund	1,206.7	1.22%	$2,559.32
Eaton Vance U.S. Government Money Market Fund	168.2	0.17%	$356.63
Eaton Vance Commodity Strategy Fund	100.4	0.10%	$209.78
Eaton Vance Enhanced Equity Option Income Fund	10.9	0.01%	$20.98
Eaton Vance Options Absolute Return Strategies Fund	25.0	0.03%	$62.93
Eaton Vance Real Estate Fund	3.3	0.00%	$0.00
Eaton Vance Risk-Managed Equity Option Income Fund	258.7	0.26%	$545.43
Eaton Vance Small-Cap Value Fund	33.8	0.03%	$62.93
Eaton Vance VT Floating-Rate Income Fund	338.4	0.34%	$713.25
Eaton Vance VT Large-Cap Value Fund	3.2	0.00%	$0.00
TOTALS	$ 99,155.10	100.00%	$ 209,780.40
	Total Fund Allocations (60%)		$ 209,780.40
	Eaton Vance Corp. (40%)		$ 139,853.60
	Cumulative Premium Paid		$ 349,634.00

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